As filed with the Securities and Exchange Commission on June 1, 2001
                           Registration No. 333-60026
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                              KVH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                                       05-0420589
(State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                  identification number)

                              50 Enterprise Center
                              Middletown, RI 02842
                                 (401) 847-3327
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              -------------------

                      Martin Kits van Heyningen, President
                              KVH Industries, Inc.
                              50 Enterprise Center
                              Middletown, RI 02842
                                 (401) 847-3327
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                                   Copies to:
                           Adam Sonnenschein, Esquire
                             Foley, Hoag & Eliot llp
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
                              -------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              -------------------

                                                    CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                Proposed           Proposed
                                               Amount            Maximum           Maximum
         Title of Each Class of                to be         Offering Price       Aggregate          Amount of
       Securities to be Registered           Registered       Per Share(1)    Offering Price(1)  Registration Fee
                                                                                                        (2)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                 1,696,152            $7.93         $13,450,485.36       $3,362.62
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee. In accordance with Rule-457(c) under the Securities Act of 1933, the estimate is based on the average of the high and low prices reported in the consolidated reporting system of the Nasdaq National Market on May 29, 2001.
(2)  $3,118.80 previously paid by wire transfer on May 1, 2001.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section-8(a) of the Securities Act of 1933 or until the Registration Statement shall become may determine.

                              Subject to Completion
                               Dated June 1, 2001
Prospectus

                              KVH Industries, Inc.

                        1,696,152 Shares of Common Stock

     All of the shares of our common stock covered by this prospectus are being offered by certain of our stockholders on a delayed or continuous basis.

     We will not receive any proceeds from the offering. We will bear the costs relating to the registration of the shares being offered by this prospectus, other than selling commissions.

     The selling stockholders, or any pledgees, donees, transferees, or other successors in interest of the selling stockholders, may offer the shares from time to time during the effectiveness of this registration statement for sale through the Nasdaq National Market, in the over-the-counter market, in one or more negotiated transactions, or through a combination of methods of sale, at prices and on terms then prevailing or at negotiated prices. The selling stockholders may sell the shares through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions.

     Our common stock is traded on the Nasdaq National Market under the symbol "KVHI." On May 29, 2001, the last reported sale price for our common stock on the Nasdaq National Market was $7.90 per share.

     Our executive offices are located at 50 Enterprise Center, Middletown, Rhode Island, 02842, and our telephone number is (401) 847-3327.

                              -------------------

        Investing in our common stock involves a high degree of risk. See
                       "Risk Factors" beginning on page 3.

                              -------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                  The date of this prospectus is June __, 2001

                                Table of Contents

                                                    Page

RISK FACTORS..........................................3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.....6

OUR COMPANY...........................................7

Use of Proceeds.......................................7

Selling Stockholders..................................7

Plan of Distribution..................................8

Legal Matters.........................................9

Experts  9

Where You Can Find More Information..................10

Information Incorporated by Reference................10



                                ________________



TracVision, Tracphone, Azimuth, Sailcomp and DataScope are registered trademarks of KVH. GyroTrac, TACNAV, and E-Core are KVH trademarks. This prospectus also includes trademarks of companies other than KVH.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.


                                  RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below before you decide to buy our common stock. The risks and uncertainties described below are not the only ones we face. If any of the following events or outcomes actually occurs, our business, financial condition, or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

Our Future Sales Growth Depends on the Introduction of New Products, and There Is No Certainty that We Will Be Able to Introduce Such Products Economically.

Our future sales growth will depend to a considerable extent upon the successful introduction of new mobile satellite communications products for use in marine and land applications. Our success depends heavily on rapid completion of these new products, particularly for worldwide Internet and data applications and, as well as other external variables that could adversely affect us, such as:

     - satellite launches and new technology are expensive and subject to failures; and

     - poor consumer confidence and/or economic conditions could depress product demand.

To Achieve Overall Profitability, We Need to Increase Sales of Tactical Navigation Systems for Military Applications, and There is No Certainty that We Will Be Able to Do So.

We need to increase tactical navigation sales over 2000 levels to achieve overall profitability. Several issues could affect the probability of our success:

     - funding for military programs may be postponed;

     - we are introducing new technological solutions that must be proven and then accepted; and

     - sales cycles are long and difficult to predict in military markets.

Our Success Depends on Our Continuing Investment in and Development of Fiber Optic Products.

A large portion of our product development strategy for the near-future relies upon advanced fiber optic product concepts. Expenses for fiber optic operations will add significant costs to operations. As with any research and development project, there can be no assurance that we will succeed with our development concept and produce a product that has market acceptance.

Our Operating Results Have Been and May Continue to Be Volatile.

Our  quarterly   operating  results  have  varied  in  the  past  and  may  vary significantly in the future depending upon all the foregoing risk factors and how successful we are in improving our ratios of revenues to expenses.

The Price of Our Common Stock Has Been and May Continue to be Volatile.

The trading price of our common stock has been subject to wide fluctuations, and this could continue due to:

      - variations in operating results;

     - development delays of our proposed new products that could result in decreased sales; and

      - stock market volatility caused by industry events.

We May Be Unable to Hire and Retain the Skilled Personnel We Need to Succeed.

Qualified personnel are in great demand throughout the photonics industry. Our success depends in large part upon our ability to attract, train, motivate, and retain highly skilled employees, particularly engineers and other senior personnel. Our failure to attract and retain the highly trained technical personnel that are integral to our product development, sales, service, and support teams may limit the rate at which we can generate sales and develop new products or product enhancements. This could have a material adverse effect on our business, operating results, and financial condition.

Our Success Depends on Our Ability to Protect Our Proprietary Technology.

Our success depends to a significant degree upon the protection of our proprietary technology. The unauthorized reproduction or other misappropriation of our proprietary technology could enable third parties to benefit from our technology without paying us for it. This could have a material adverse effect on our business, operating results, and financial condition. If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, expensive, and involve a high degree of risk. Moreover, the laws of other countries in which we market our products may afford little or no effective protection of our intellectual property.

Claims By Other Companies that We Infringe Their Copyrights or Patents Could Adversely Affect Our Financial Condition.

If any of our products violate third-party proprietary rights, we may be required to reengineer our products or seek licenses from third parties to continue to offer our products. Any efforts to reengineer our products or obtain licenses on commercially reasonable terms may not be successful, and, in any case, would substantially increase our costs and have a material adverse effect on our business, operating results, and financial condition. We do not conduct comprehensive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which numerous patent applications regarding similar technologies may be pending, many of which are confidential when filed.

Although we are generally indemnified against claims that the third-party technology we license infringes the proprietary rights of others, this indemnification is not always available for all types of intellectual property rights (for example, patents may be excluded) and in some cases the scope of such indemnification is limited. Even if we receive broad indemnification, third-party indemnitors are not always well capitalized and may not be able to indemnify us in the event of infringement, resulting in substantial exposure to us. There can be no assurance that infringement or invalidity claims arising from the incorporation of third-party technology in our products, and claims for indemnification from our customers resulting from these claims, will not be asserted or prosecuted against us. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources in addition to potential product redevelopment costs and delays, all of which could materially adversely affect our business, operating results, and financial condition.

In addition, any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract our management from their business. A party making a claim also could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling our products. Any of these events could have a material adverse effect on our business, operating results, and financial condition.

Our  Decision to Increase  Spending  Could  Result in Losses and  Negative  Cash
Flows.

We have recently increased our operating expenses to take advantage of anticipated revenue opportunities related to our Photonic Fiber and Mobile Broadband projects. Our decision to increase spending resulted from our desire to bring these products to market as quickly as possible in order to take advantage of strong market conditions. Should we continue to accelerate spending beyond current levels we could experience operating losses and negative cash flows.

Our Decision to Increase Research and Development Expenditures Might Result in a Continuation of Operating Losses.

For the past three years we have made significant investments in research and development that have contributed to operating losses in each of those years. During December 2000, April 2001 and May 2001 we raised a total of nineteen million, five hundred thousand dollars ($19,500,000.00) to accelerate our research into two key product areas, Photonic Fiber and Mobile Broadband. Our product development expenditures in these areas may result in a continuation of operating losses.

We May Need Additional Funding to Complete the Development of New Products, and There Is No Assurance that Such Funding Will Be Available to Us.

The funding required to complete the development of our new products might not be available when required. Working capital generated by operations may be substantially less than we require to fund both our Photonic Fiber and Mobile Broadband projects. Under such circumstances, we may not be able to obtain additional funding on reasonable terms and as a result, one, or both, of these projects could be terminated prior to completion.

Our Photonic Fiber Project Is Currently in the Initial Development Stage. We May Never Complete the Technological Development Necessary to Realize the Full Commercial Potential of this Project.

Our Photonic Fiber project is currently in the initial development stage. We may never complete the technological development necessary to realize the full commercial potential of this project. We are developing photonic fiber products to replace electro-optic components in order to create an active-fiber networking solution that would greatly enhance the speed and power of transmissions over fiber optic networks. Our current approach utilizes advanced polymers and our proprietary D-fiber technology. The electro-optic polymer we plan to use has not been tested in the core of an optical fiber and may not function in the same manner as it does in tests outside of the fiber. In addition, our manufacturing processes may be incapable of successfully replacing the core of a D-shaped optical fiber with the electro-optic polymer, or the manufacturing process may be prohibitively expensive. If we are delayed in our development of our photonic fiber technology and/or are not first to market with this technology, we may be unable to achieve significant market share in the fiber optic networking market. Failure to complete development of our photonic fiber technology will also prevent us from developing a phase shifter based on that technology, which may impair our ability to effectively provide mobile broadband/TV communications services to automobiles.

The Success of Our Mobile Broadband Project Depends on Product Pricing.

The success of our Mobile Broadband project depends upon our ability to develop a technologically advanced antenna at an acceptable price for the automotive marketplace. To date, phased array antennas have been developed at prices far in excess of what is practical in the automotive marketplace. There can be no assurance that we can engineer a phased array solution within the pricing and technical parameters necessary to be successful in the automotive marketplace.

If We Lose the Services of Martin Kits Van Heyningen, Our Business Would Suffer.

Our future success depends to a significant degree on the skills, experience, and efforts of Martin Kits van Heyningen, KVH's president and CEO. The loss of the services of Mr. Kits van Heyningen could have a material adverse effect on our business, operating results, and financial condition. We also depend on the ability of our executive officers and other members of senior management to work effectively as a team. We do not have employment agreements with any of our executive officers.



                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the documents that we incorporate by reference into this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "expect," "anticipate," "plan," "believe," "seek," "estimate," "internal," "backlog" and similar words. Statements that we make in this prospectus and in the documents that we incorporate by reference into this prospectus that are not statements of historical fact may also be forward-looking statements. In particular, statements that we make in "Management's Discussion and Analysis of Financial Condition and Results of Operations" relating to our shipment level and profitability, increased market share and the sufficiency of capital to meet working capital and capital expenditures requirements, are forward-looking statements. Forward-looking statements are not guarantees of our future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. You should not place undue reliance on forward-looking statements. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you invest in our common stock, you should be aware that the factors we discuss in "Risk Factors" and elsewhere in this prospectus could cause our actual results to differ from any forward-looking statements.



                                   OUR COMPANY

KVH was organized in Rhode Island in 1978 and was reincorporated in Delaware on August 16, 1985. We completed our initial public offering in April 1996. Our executive offices are located at 50 Enterprise Center, Middletown, Rhode Island, 02842, and our telephone number is (401) 847-3327. References to KVH or our Company include KVH Industries, Inc., and KVH Europe A/S, its Danish sales subsidiary, unless the context otherwise requires.

We develop and manufacture innovative, mobile, high-bandwidth satellite communications systems, navigation products, and fiber optic sensors, connecting people in moving vehicles with data through channels like the Internet and the military's "digital battlefield." Beginning with the invention of the digital compass, we have introduced a series of innovative products, including the development of breakthrough satellite communications products and the integration of our fiber optic technology, throughout our product lines.

                                 Use of Proceeds

We will not receive any proceeds from the sale of common stock being offered in this prospectus by the selling stockholders.



                              Selling Stockholders

The shares covered by this prospectus are being offered for sale from time to time during the period of effectiveness of this registration statement for the accounts of the selling stockholders set forth below. Each of the selling stockholders acquired the shares being offered hereunder pursuant to private investment transactions during April 2001.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time on the Nasdaq National Market or in privately-negotiated transactions. We have agreed to use our best efforts to keep such registration statement effective until two years from the date of this prospectus, or, if earlier, until the distribution contemplated by this prospectus has been completed.

The table below provides certain information regarding the beneficial ownership of each selling stockholder as of May 1, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. We have calculated the percentage beneficially owned based upon the 10,276,497 shares of common stock outstanding as of May 1, 2001.

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all of some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling stockholders after completion of the offering, we can not estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

The registration statement will also cover any additional shares of common stock that become issuable in connection with the shares registered for sale under this prospectus by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our common stock.


                                         Shares Beneficially Owned Prior to   Number of        Shares to be
                                                      Offering               Shares Being   Beneficially Owned
                                                                                Offered       After Offering
                                         ------------------------------------             ------------------------
Name                                          Number             Percent                    Number      Percent
-------------------------                -----------------   -----------------------------------------------------
State of Wisconsin Investment Board
121 East Wilson Street                      1,702,690             16.6%        307,690     1,395,000     13.6%
Madison, WI  53702

Special Situations Fund, III, L.P.
153 East 53rd Street, 55th Floor             663,402              6.5%         663,462        __          __
New York, NY 10022

Special Situations Cayman Fund, L.P.
153 East 53rd Street, 55th Floor             221,154              2.2%         221,154        __          __
New York, NY 10022

Special Situations Private Equity
Fund, L.P.                                   230,770              2.2%         230,770        __          __
153 East 53rd Street, 55th Floor
New York, NY 10022

Special Situations Technology Fund,
L.P.                                         115,384              1.1%         115,384        __          __
153 East 53rd Street, 55th Floor
New York, NY 10022


Austin Marxe                                  93,423                *           76,923      16,500         *


Needham & Co.
445 Park Avenue                              120,769              1.2%          80,769      40,000         *
New York, NY  10027
_________________

*        Less than 1%

                              Plan of Distribution

The shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods:

     - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     - an exchange  distribution  in accordance with the rules of such exchange;
and

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately before the sale. The brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commission received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the prospectus.

If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(c) under the Securities Act, disclosing the following information:

     -  the  name  of  each  selling   stockholder  and  of  the   participating
broker-dealer(s);

     - the number of shares involved;

     - the price at which such shares were sold;

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     - other facts material to the transaction.

We have agreed to pay the expenses incurred in connection with preparing and filing the registration statement and this prospectus other than selling commissions. We estimate that these expenses will be approximately $37,363. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.



                                  Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by Foley, Hoag & Eliot llp of Boston, Massachusetts.



                                     Experts

The consolidated financial statements and schedule included in the Annual Report on Form 10-K of KVH Industries., Inc. for the fiscal year ended December 31, 2000, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



                       Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission. We have also filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted portions of the registration statement in accordance with the rules and regulations of the Securities and Exchange Commission. For more information about us and our common stock, you should refer to the registration statement. Statements in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and, in each instance, you should refer to the copy of the contract or document that we have filed with the Securities and Exchange Commission. Each of our statements regarding such contract or document is qualified in all respects by reference to the contract or document.

You may read any document that we have filed or will file with the Securities and Exchange Commission without charge at the public reference facilities maintained by the Securities and Exchange Commission at the following locations:

Main Office                                          Regional Offices
Room 1024                                            Suite 1400
Judiciary Plaza                                      500 West Madison Street
450 Fifth Street, N.W.,                              Chicago, Illinois 60661
Washington, D.C. 20549                               7 World Trade Center
                                                     Thirteenth Floor
                                                     New York, New York 10048


For a fee prescribed by the Securities and Exchange Commission, you may obtain copies of all or any portion of the documents that we file with the Securities and Exchange Commission from the main office of the Public Reference Section of the Commission at the above address, or by calling the Commission at 1-800-SEC-0330. Our filings are also available to the public on the Commission's Website at http://www.sec.gov.

Our common stock is traded on the Nasdaq National Market. Reports and other information concerning our company may be inspected at the National Association of Securities Dealers, Inc., 1725 K Street, N.W., Washington, D.C. 20006.



                      Information Incorporated by Reference

The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we later file with the Commission will automatically update and supersede this information. We incorporate by reference the following documents:

(a)  Our annual report on Form 10-K for the fiscal year ended December 31, 2000;

(b)  Our quarterly report on From 10-Q for the quarter ended March 30, 2001;

(c)  Our current reports on Form 8-K dated January 5, 2001, and April 19, 2001;

(d) The description of the our common stock contained in the registration statement on Form 8-A filed with the Commission on March 26, 1996, under
     Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(e) Any document that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering.

Information in these filings will be deemed to be incorporated by reference as of the date we make the filing.

You may request a copy of these filings from us at no cost by writing or calling us at the following address and telephone number:


                                    KVH Industries, Inc.
                                    50 Enterprise Center
                                    Middletown, RI  02842
                                    Attention: Chief Financial Officer
                                    (401) 847-3327

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table provides information about the various expenses that we will pay in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee. We will pay all expenses in connection with the issuance and distribution of any securities sold by the selling stockholders, except for discounts, concessions, commissions or other compensation due to any broker or dealer in connection wit the sale of any of the securities offered hereby.

         Securities and Exchange Commission registration fee      $3,363
         Nasdaq National Market Listing Fee                       $2,000
         Legal fees and expenses                                 $10,000
         Accounting fees and expenses                            $10,000
         Printing, EDGAR formatting, and mailing expenses         $2,000
         Miscellaneous                                           $10,000

         TOTAL                                                   $37,363

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article Sixth of our amended and restated certificate of incorporation provides that we, with certain exceptions, shall indemnify each person who at any time is, or shall have been, a director or officer of ours and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of KVH, or is or was serving at our request as a director, officer, trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of Article Sixth of our amended and restated certificate of incorporation shall deprive a director or officer of the benefit thereof with respect to any act or failure occurring prior to such amendment or repeal.

Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. Article Seventh of our amended and restated certificate of incorporation provides that to the maximum extent permitted by the Delaware General Corporation Law, no director of KVH shall be personally liable to us or to any of our stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of KVH. No amendment to or repeal of the provisions of Article Seventh shall apply to or have any effect on the liability or the alleged liability of any director of KVH with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of such Article Seventh is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in
(a) through (d) above.

Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures our directors and officers of against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our amended and restated certificate of incorporation or our by-laws.

Item 16.  Exhibits and Financial Statement Schedules

4.1  Amended and Restated  Certificate of Incorporation (filed as Exhibit 3.3 to
     our  registration   statement  on  Form  S-1  (File  No.  333-01258),   and
     incorporated herein by reference)

4.2 Amended and Restated By-Laws (filed as Exhibit 3.5 to our registration statement on Form S-1 (File No. 333-01258), and incorporated herein by reference)

5.1  Opinion of Foley, Hoag & Eliot llp

23.1 Consent of KPMG LLP

23.2 Consent of Foley, Hoag & Eliot llp (included in Exhibit 5.1)

24.1 Power of Attorney (previously filed)

                                  _____________

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middletown, Rhode Island, on this 1st day of June, 2001.


                             KVH INDUSTRIES, INC.



                             By: /s/Martin Kits van Heyningen
                                 President


                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                       Date


 /s/ Martin Kits van Heyningen             President and Director
     Martin Kits van Heyningen              (principal executive officer)              June 1, 2001


/s/  Richard C. Forsyth                    Chief Financial Officer
     Richard C. Forsyth                     (principal financial and accounting officer)June 1, 2001


/s/  Arent Kits van Heyningen*             Director                                    June 1, 2001
     Arent Kits van Heyningen


/s/  Robert Kits van Heyningen*            Director                                    June 1, 2001
     Robert Kits van Heyningen


                                           Director
     Mark Ain


/s/  Stan Honey*                           Director                                    June 1, 2001
     Stan Honey


                                           Director
     Werner Trattner


/s/  Charles Trimble*                      Director                                    June 1, 2001
     Charles Trimble

* By Martin Kits van Heyningen, as attorney-in-fact.

                                  EXHIBIT INDEX



Exhibit Number             Description

4.1  Amended and Restated  Certificate of Incorporation (filed as Exhibit 3.3 to
     our  registration   statement  on  Form  S-1  (File  No.  333-01258),   and
     incorporated herein by reference)

4.2 Amended and Restated By-Laws (filed as Exhibit 3.5 to our registration statement on Form S-1 (File No. 333-01258), and incorporated herein by reference)

5.1  Opinion of Foley, Hoag & Eliot llp

23.1 Consent of KPMG LLP

23.2 Consent of Foley, Hoag & Eliot llp (included in Exhibit 5.1)

24.1 Power of Attorney (previously filed)

                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
KVH Industries, Inc.

We consent to the use of our reports included in the KVH Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP
______________________


Providence, Rhode Island
May 31, 2001